Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this current report on Form 8-K/A of our report dated March 13, 2025, relating to the consolidated financial statements of Middlefield Banc Corp. and subsidiaries, for the year ended December 31, 2024.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

May 12, 2026